                                                      Registration No.: 33-57126
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM S-2

                            REGISTRATION STATEMENT
                                     Under
                          THE SECURITIES ACT OF 1933

                             THOUSAND TRAILS, INC.
            (Exact name of Registrant as specified in its charter)

           DELAWARE                           709                75-2138671
  (State or other jurisdiction   (Primary Standard Industrial  (I.R.S. Employer
of incorporation or organization) Classification Code Number)  entification No.)

                          2711 LBJ Freeway, Suite 200
                             Dallas, Texas  75234
                                (972) 243-2228
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            WALTER B. JACCARD, ESQ.
                 Vice President, General Counsel and Secretary
                             Thousand Trails, Inc.
                          2711 LBJ Freeway, Suite 200
                             Dallas, Texas  75234
                                (972) 243-2228

           (Name, address including zip code, and telephone number, including area code, of agent for service)

                                   COPY TO:
                         IRWIN F. SENTILLES, III, ESQ.
                          Gibson, Dunn & Crutcher LLP
                         1717 Main Street, Suite 5400
                             Dallas, Texas  75201
                                (214) 698-3100

       APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

If the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [_]

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11 (a)(1) of this form, check the following box. [_]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [_]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [_]
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
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                      ADOPTION OF REGISTRATION STATEMENT

     This Registration Statement relates to the adoption by Thousand Trails, Inc., a Delaware corporation (the "Company"), of the Registration Statement on Form S-2 (SEC File No. 33-57126) of USTrails Inc., formerly a Nevada corporation ("USTrails"), declared effective by the Securities and Exchange Commission (the "Commission") August 2, 1993 (the "Registration Statement"). On November 20, 1996, USTrails was merged with and into the Company, then a subsidiary of USTrails formed for such purpose, with the Company as the surviving entity. At the effective time of the merger, each outstanding share of Common Stock of USTrails was converted into one share of Common Stock of the Company, and each outstanding warrant to purchase Common Stock of USTrails was converted into a warrant to purchase Common Stock of the Company. The Company hereby adopts the Registration Statement as its own registration statement for all purposes of the Securities Act of 1933 and the Securities Exchange Act of 1934.

                WITHDRAWAL OF CERTAIN SHARES FROM REGISTRATION

     The Company hereby withdraws 10,170 shares of Common Stock registered pursuant to this Registration Statement, which shares are issuable upon the exercise of warrants registered under this Registration Statement. The Company is withdrawing such shares because they have been registered under the Company's Form S-1 Registration Statement (SEC File No. 333-22705) filed on March 4, 1997. The Commission declared that Registration Statement effective on March 5, 1997. As a result, the withdrawal is in the best interest of the public and the Company's investors.

                      [SIGNATURES ON THE FOLLOWING PAGE]

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, Registrant, Thousand Trails, Inc., a Delaware corporation, has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on April 21, 1997.

                                      THOUSAND TRAILS, INC.,
                                      A DELAWARE CORPORATION

                                      By: /s/ William J. Shaw
                                         --------------------
                                          Name:  William J. Shaw
                                          Title:  President and Chief Executive
                                                  Officer

                               POWER OF ATTORNEY

          KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint William J. Shaw and Walter B. Jaccard, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on April 21, 1997.

         Signature                                  Title
         ---------                                  -----

 /s/ William J. Shaw         Director, Chairman of the Board, President and
---------------------------  Chief Executive Officer (principal executive
William J. Shaw              officer)

 /s/ Harry J. White, Jr.     Vice President, Chief Financial Officer, Chief
---------------------------  Accounting Officer and Treasurer (principal
Harry J. White, Jr.          financial and accounting officer)

 /s/ Andrew M. Boas          Director
---------------------------
Andrew M. Boas

 /s/ William P. Kovacs       Director
---------------------------
William P. Kovacs

 /s/ Donald R. Leopold       Director
---------------------------
Donald R. Leopold

 /s/ H. Sean Mathis          Director
-----------------------
H. Sean Mathis

/s/ Douglas K. Nelson        Director
-----------------------
Douglas K. Nelson

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